Exhibit 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is made and entered into effective March 9, 2026 (the “Effective Date”) by and between CEA Industries Inc., a Nevada corporation whose address is 385 S. Pierce Avenue, Suite C, Louisville, Colorado 80027 (the “Company”), and Brent Miller, an adult resident of the State of New York (the “Employee”). The Employee and the Company may be referred to herein individually as a “Party” or collectively as the “Parties.”

AGREED ACKNOWLEDGMENTS

A. The Company is principally engaged in acquiring, holding, managing, and trading BNB tokens and BNB derivatives and, through its subsidiaries, the Company also engages in the manufacture, distribution and retail sale of vaping products and accessories, and provides climate control systems, air handling equipment and related environmental control technologies to the controlled environment agriculture industry (collectively, the “Business”).

B. The Business of the Company is highly competitive and requires proprietary digital assets, treasury strategies, timing and execution decisions, risk allocation frameworks, commercial and trading relationships, platform selection, and non-public analyses of market conditions and regulatory exposure, and the Company’s competitive advantage depends on the protection and confidentiality of its Confidential Information, goodwill, and strategic placement.

C. Both the Employee and the Company wish to enter into this Agreement to set forth the terms and conditions of the Employee’s employment with the Company.

D. “Confidential Information” shall mean all information and materials that relate to the business and affairs of Company, its parents, subsidiaries, affiliates, and/or any of their current or former Related Parties (as defined below), donors, users, viewers, licensors, licensees and distributors, in any form and whether or not labeled or identified as confidential or proprietary, including but not limited to, (a) information about actual or potential investees or grantees; (b) financial and other information about costs, revenue, profits or forecasts; (c) information regarding business strategy, marketing or methods of operation; (d) personnel files and information about compensation and benefits; (e) third party information or materials that Company or its parents, subsidiaries or affiliates agree to hold in confidence; (f) technologies, concepts, methods, sources, methods of doing business, patterns, processes, compounds, formulae, programs, devices, tools, compilations of information, development, manufacturing, purchasing, engineering, computer programs (whether in source code or object code), theories, techniques, procedures, strategies, systems, written works, and designs; (g) information and items relating to or concerning officers, members, employees, managers or investors of the Company, their family and associates, and their businesses (collectively, “Related Parties”); (h) private and confidential matters concerning Company or any Related Parties; (i) financial, business, medical, legal, personal and contractual matters of, or pertaining to, Company or any Related Parties; and (j) any communication, correspondence, photographs, film or other documents or writings pertaining in any way to Company or any Related Parties. Confidential Information shall not include: (i) information or materials that are or become generally known to the public through lawful means not in violation of this Agreement; or (ii) information or materials known to the Employee without confidentiality restrictions prior to the initial disclosure by or on behalf of the Company or its Related Parties.

E. The Employee acknowledges that, in the course of Employee’s services hereunder, Employee may come across personally identifiable information protected by state, federal and/or local privacy laws and/or Company policies and Employee shall take care that such information is not exposed or at risk of being exposed to any third party.

F. The Company has a valuable and proprietary interest in the Confidential Information described in paragraph D above and has expended considerable time and money to safeguard and protect such information from direct or indirect divulgence of same by its employees, including the Employee. Any divulgence of such information will constitute an irreparable injury to the Company and the Company’s customers.

G. The Employee acknowledges that, in the course of the Employee’s employment with the Company, the Employee will frequently come into contact with the Company’s investors and commercial and financial providers to such an extent that the Employee may be able to control or direct, in whole or in part, the business and relationships between the Company and its investors and commercial and financial providers using the Company’s Confidential Information.

H. The Employee acknowledges that (i) the Employee’s position with the Company will be one of great trust and confidence requiring that the Employee exercise a high degree of loyalty, honesty, and integrity, (ii) the Employee has read and understood the terms of this Agreement and signed the same as a free and voluntary act, and (iii) the Employee has freely chosen to enter into this Agreement because of a desire to take advantage of the specific and unique opportunities offered by employment with the Company and the additional benefits provided for herein.

AGREEMENTS

In consideration of the Agreed Acknowledgments and the mutual covenants and agreements set forth in this Agreement, the Parties agree as follows:

1. Acknowledgments. The acknowledgments set forth above are accurate and are hereby incorporated by reference in this Agreement.

2. Employment. The Company hereby employs the Employee and the Employee hereby accepts employment with the Company on the terms and conditions set forth in this Agreement.

3. Duties. The Employee shall be employed by the Company as its Chief Financial Officer and, as such, the Employee shall have such responsibilities and authority as are customary for such position of a company of similar size and nature as the Company as may be reasonably assigned by the Company’s Chief Executive Officer (the “CEO”) or the Board of Directors of the Company (the “Board”) from time to time. The Employee shall faithfully perform for the Company the duties of such position to the best of the Employee’s ability and shall report directly to the CEO. At all times during the Employment Period, the Employee shall adhere to all of the Company’s policies, rules and regulations governing the conduct of its employees, including without limitation, any compliance manual, code of ethics, employee handbook or other policies adopted by the Company from time to time.

4. Extent of Services. Except for illnesses, national holiday, and vacation periods, the Employee shall devote the Employee’s full business time and attention and the Employee’s best efforts to the furtherance of the Company’s interests and performance of the Employee’s duties and responsibilities under this Agreement. Notwithstanding the foregoing, the Employee may participate in charitable, academic, community, religious or other non-profit activities, and in trade or professional organizations, manage passive personal investments, or such other activities as specifically agreed to in writing by the Board in advance from time to time in the Company’s sole discretion (such activities, the “Permitted Activities”), provided that all of the Employee’s activities outside of the Employee’s duties to the Company, individually or in the aggregate, shall comply with the Company’s conflict of interest policies and corporate governance guidelines as in effect from time to time, do not otherwise interfere with the Employee’s duties and responsibilities to the Company, and do not compete with or adversely affect the Business of the Company. For the avoidance of doubt, Employee shall not become a director of any for-profit entity without first receiving the approval of the Board, which shall not be unreasonably withheld. Subject to the provisions of Section 10 herein, the Employee may make any passive investment in any publicly traded entity, or own one percent (1%) or less of the issued and outstanding voting securities of any entity, provided, in any event, that the Employee is not obligated or required to, and shall not in fact, devote any consulting or managerial effort or services in connection therewith, except for the Permitted Activities.

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5. Place of Performance. The Employee will principally be expected to work remotely, and may travel from time to time as required for the proper performance of the Employee’s duties under this Agreement.

6. Term; At-Will Employment; Termination. This Agreement and the Employee’s employment hereunder shall commence on the Effective Date and continue until terminated in the manner set forth herein (such period, the “Employment Period”). Notwithstanding any other provision of this Agreement to the contrary, either Party may terminate this Agreement, at any time, without Cause (as defined below), by providing the other Party with 30 days’ prior written notice (such 30-day period, the “Notice Period”); provided, further that, in the event that Employee gives notice of resignation without Good Reason, the Company, in its sole discretion, can require that Employee accelerate the effective date of his resignation. The Company may terminate this Agreement without notice if Cause for termination exists. The employment of the Employee by the Company shall also terminate immediately upon death of the Employee. Upon termination, Employee’s entitlement to any further compensation shall be as stated in Section 9 below. Immediately upon the Employee terminating or being terminated from the Employee’s employment with the Company for any reason, notwithstanding anything else appearing in this Agreement or otherwise, the Employee will stop serving the functions of the Employee’s terminated or expired position(s), including but not limited to any director or officer positions at the Company or any of its affiliates, and shall be without any of the authority or responsibility for such position(s).

For purposes of this Agreement, the term “Cause” means that the Employee: (i) has committed, or entered a plea of guilty or “nolo contendere” to, a (x) felony or (y) a crime involving fraud, dishonesty, or breach of trust or that materially harms the standing or reputation of the Company, (ii) has willfully and deliberately violated any of the Employee’s material obligations under this Agreement, any proprietary rights, non-competition, nondisclosure or other restrictive covenant agreements in effect between the Employee and the Company, including such agreements in this Agreement, (iii) has willfully and deliberately failed to perform the Employee’s material duties assigned by, or to follow the lawful orders and direction of, the CEO or the Board (other than by reason of illness or disability), (iv) has committed illegal conduct, gross misconduct, or fraud in connection with the Business of the Company, (v) has engaged in willful misappropriation or embezzlement of any of the Company’s funds or property, or (vi) has willfully and deliberately engaged in conduct that materially violated the Company’s then existing written internal policies or procedures and which is reasonably expected to cause harm to the Business or reputation of the Company; provided, however, that the grounds set forth in (vi), if curable, shall not constitute Cause unless the Company shall have notified Employee in writing describing such grounds and Employee shall have failed to cure such grounds within ten (10) business days after receipt of such written notice.

7. Compensation.

a. Salary. Initially, the Company shall pay the Employee an annualized base salary (the “Base Salary”) of $350,000 per year, which shall be payable in equal installments in accordance with the Company’s standard payroll practice from time to time, less customary or legally required withholdings and deductions, for periods actually worked by the Employee.

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b. Incentive Bonus Program. The Employee shall be eligible to receive an Annual Incentive Bonus pursuant to the Company’s Annual Incentive Plan as adopted by the Board (or an authorized committee thereof), which plan may be amended or modified from time to time. For the year ending December 31, 2026, Employee’s target Annual Incentive Bonus shall be $175,000, subject to the achievement of Company performance and individual objectives established by the Board or its Compensation Committee (as defined below). The Annual Incentive Bonus for a completed year of employment shall be paid no later than two and a half months following the end of the completed fiscal year. The Employee must be employed by the Company or an affiliate of the Company on the date the Annual Incentive Bonus is to be paid to be eligible to receive the Annual Incentive Bonus for such completed year of employment.

c. Annual Equity Refresh Grants. In each calendar year during the Employment Period in which Employee is actively serving as the Chief Financial Officer on the regularly-scheduled date of annual grants of long-term incentives to senior executives, Employee shall be eligible to participate in the Company’s equity compensation program, with a target grant date fair value ranging between $500,000 to $750,000 and expected to be granted annually, subject to availability of shares under the Company’s equity incentive plan, Employee’s performance and Board (or authorized committee) approval. The Board (or authorized committee) will determine the vehicles and mix of the annual equity refresh grants.

d. Inducement Grant. As an inducement to accept employment with the Company and subject to approval by the Compensation Committee of the Board (the “Compensation Committee”), Employee shall receive a grant in the form of restricted stock units with a grant date fair value of $1,000,000 (the “New Hire Grant”). The New Hire Grant will be granted within 30 days following the Effective Date, subject to Employee commencing employment on the Effective Date and will vest with respect to 25% of the RSUs subject to the New Hire Grant on the one-year anniversary of the grant date and in equal quarterly installments thereafter through the four-year anniversary of the grant date, subject to Employee’s continued service to the Company through the applicable vesting date and subject to the terms of the Company’s inducement plan and the underlying award agreement.

8. Fringe Benefits.

a. Employee Benefit Plans. The Employee will be eligible to participate in any employee benefit plans including, without limitation, group insurance, profit sharing and 401(k) plans, sponsored generally by the Company for its similarly situated employees as may be offered from time to time. Notwithstanding the foregoing, the Company may modify or terminate any employee benefit plan at any time.

b. Paid Time Off. The Employee shall accrue paid time off in accordance with the Company’s policy as in effect from time to time.

c. Holidays. The Employee shall be entitled to receive paid holidays under the guidelines established by the Company from time to time for the Company’s executive and management employees.

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d. Business Expense Reimbursement. Subject to the Company’s policies and procedures for the reimbursement of business expenses incurred by its executive and management employees, the Company shall reimburse the Employee for reasonable expenses incurred by the Employee in connection with the performance of the Employee’s duties pursuant to this Agreement, including, but not limited to, travel expenses, professional conventions or similar professional functions and other reasonable business expenses. The Employee agrees to provide the Company with receipts and/or documentation sufficient to permit the Company to take its full business expense deduction. The Company shall have no obligation to reimburse the Employee for expenses claimed if the Employee does not provide sufficient receipts and/or documentation. The Employee shall submit requests for reimbursement of business expenses at least once every month or as otherwise required pursuant to the Company’s business reimbursement policy.

e. Miscellaneous Benefits. The Employee is also entitled to receive any other fringe benefits that Company may from time to time make available generally to its similarly situated management employees.

9. Effects of Termination.

a. Accrued Benefits. Upon termination of Employee for any reason, Company shall pay or provide to the Employee or, in the event of the Employee’s death, to the estate of the Employee:

i. any earned and accrued but unpaid Base Salary through the effective date of Employee’s termination (the “Date of Termination”) payable in accordance with the Company’s normal payroll practices;

ii. reimbursement for any unreimbursed business expenses incurred through the Date of Termination in accordance with Section 8(d); and

iii. all other applicable payments or benefits to which the Employee shall be entitled, and paid or provided in accordance with, the terms of any applicable arrangement, plan or program described by Section 8 (collectively, Sections 9(a)(i) – (iii), payable in accordance with this Section 9(a), shall be hereafter referred to as the “Accrued Benefits”).

b. Termination without Cause or with Good Reason. In the event that the Company terminates Employee’s employment without Cause or Employee terminates his employment with Good Reason, the Company will pay or provide to the Employee (in addition to the Accrued Benefits payable under Section 9(a)), subject to Section 9(d), continued payment of the Employee’s Base Salary for a period of nine (9) months from the Date of Termination payable in accordance with the Company’s normal payroll practices (the “Severance Payment”); provided that, the first payment of the Severance Payment shall be made on the later of (a) the fifteenth (15th) day after the Date of Termination or (b) the fifteenth (15th) day following execution of the release referred to in Section 9(d) (but in any event no later than 60 days following the Date of Termination), and will include payment of any amount of the Severance Payments that were otherwise due prior thereto.

For purposes of this Agreement, “Good Reason” shall mean the existence of any of the following: (i) a material diminution in Employee’s authority, duties, or responsibilities from those applicable to him as of the Effective Date; (ii) a material diminution of Employee’s Base Salary (except as part of an across-the-board reduction in base salaries of all Company executive officers); (iii) failure of any successor or assignee of the Company to assume this Agreement as contemplated by Section 11; and (iv) a material breach by the Company of any provision of this Agreement. Notwithstanding the foregoing or any other provision in this Agreement to the contrary, any assertion by Employee of a Good Reason termination shall not be effective unless all of the following conditions are satisfied: (i) the conditions described in the preceding sentence giving rise to Employee’s termination of employment must have arisen without Employee’s written consent; (ii) Employee must provide written notice to the Company of such condition and Employee’s intent to terminate employment within 90 days after the initial existence of the condition; (iii) the condition specified in such notice must remain uncorrected for 30 days after receipt of such notice by the Company; and (iv) the date of Employee’s termination of employment must occur within 90 days after the notice provided by Employee pursuant to clause (ii).

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c. Termination following Change in Control. If the employment of the Employee should be involuntarily terminated by the Company without Cause or if the Employee terminates due to Good Reason, in each case, during the one-year period following the consummation of a Change in Control, as defined in Exhibit A hereto, the Company will pay or provide to the Employee (in addition to the Accrued Benefits payable under Section 9(a) and the Severance Payment under Section 9(b)), subject to Section 9(d):

i. any accrued but unpaid Annual Incentive Bonus for any completed year of employment prior to the year of the Date of Termination, payable when the applicable Annual Incentive Bonus for such completed year of employment would have otherwise been paid (but in any event no later than two and a half months following the completion of such year).

ii. accelerated vesting with respect to the unvested portion of the New Hire Grant such that the unvested portion of such grant shall vest in full.

d. Release. Any payments or benefits by the Company required under Sections 9(b) and 9(c) shall be conditioned on and shall not be payable unless the Company receives from the Employee within the time period specified in the release (not to exceed 52 days following the Date of Termination) a fully effective and non-revocable written release in form and substance reasonably acceptable to the Company of any and all past, present or future claims that the Employee may have against the Company or any of its affiliates and any of their respective officers, directors and other Related Parties (all claims released in this Section 9(d) being referred to as the “Released Claims”), provided, however, that the Released Claims shall not include any claim by the Employee for indemnification from the Company relating to any act or omission prior to the Date of Termination, in each instance to the extent the Employee would have the right to be indemnified therefor under (and not otherwise prohibited or restricted by) (i) the laws of the State of Colorado, (ii) any Federal law applicable to the Company or the Employee, and (iii) the Company’s articles of incorporation or bylaws, as amended. The Company agrees to provide a form of release within seven (7) days of the Date of Termination.

10. Activity Restrictions; Employee Covenants.

a. Purpose. As previously acknowledged, the Company has Confidential Information (as additionally defined in Section 10(f) below) that the Company is seeking to protect. In order to participate in the benefits of a position of trust with the Company, the Company requires a written commitment from Employee that its trust will not be misplaced and its investments lost or damaged because of Employee’s exploitation of such Confidential Information. Accordingly, the Employee makes the following promises regarding the Employee’s activities.

b. Best Efforts. The Employee will at all times perform all of the Employee’s assigned duties faithfully and exert the Employee’s best efforts to fully perform those duties pursuant to the express and implicit terms of this Agreement to the reasonable satisfaction of the Company. During the Employment Period, Employee will not engage in or become interested in any calling, activity, or other business which is or may be contrary to or in competition with the interests and welfare of the Company or its subsidiaries.

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c. Inventions; Intellectual Property.

i. Inventions. Every invention and improvement conceived, invented or developed by the Employee relating to or useable in the Business then being carried on or actively contemplated by the Company now existing or hereafter developed shall become the exclusive property of the Company. With respect to all inventive ideas originated or developed by the Employee which relate to the Business during the Employment Period, or as to which the Employee has acquired information as a result of the Employee’s employment with the Company, and all patents obtained on such inventive ideas, (a) the Employee agrees to disclose and assign, without charge, all such inventive ideas and any patents obtained thereon to the Company, but without expense to the Employee, (b) the Employee agrees that all such inventive ideas and any patents thereof shall be the exclusive property of the Company, and (c) the Employee will, at any and all times, furnish such information and assistance and execute such applications and other documents as may be advisable in the opinion of the Company to obtain both domestic and foreign patents, title to which is to be vested in the Company, and the Employee shall give the Company the full and exclusive power to prosecute all such applications and all proceedings in connection therewith.

ii. Intellectual Property. The Employee shall promptly disclose to the Company or any successor or assign, and grant to the Company or its successors and assigns without any separate remuneration or compensation other than that received by the Employee in the course of the Employee’s employment, the Employee’s entire right, title and interest in and to any and all inventions, developments, discoveries, models, or business plans or opportunities, or any other intellectual property of any type or nature whatsoever related to the Business (including prior services) (“Intellectual Property”), developed by the Employee during the Employment Period by the Company or its affiliates or otherwise related to the Confidential Information and whether developed by the Employee during or after business hours, or alone or in connection with others, that is in any way related to the Business of the Company, its successors or assigns. This provision shall not apply to books, articles, or other works authored by the Employee during non-work hours, consistent with the Employee’s obligations under this Agreement, so long as such books, articles, or other works (a) are not funded in whole or in part by the Company, and (b) do not contain any confidential information or Intellectual Property of the Company. The Employee agrees, at the Company’s expense, to take all steps necessary or proper to vest title to all such Intellectual Property in the Company, and cooperate fully and assist the Company in any litigation or other proceedings involving any such Intellectual Property. The Employee further acknowledges and agrees that such Intellectual Property and other works of authorship are “works made for hire” as defined in the U.S. Copyright Law, 17 U.S.C. § 101 et seq. (as amended), for purposes of the Company’s rights under copyright laws. To the extent that title to any Intellectual Property or any materials comprising or including any Intellectual Property, does not, by operation of law, vest in the Company, or is not considered “works made for hire,” the Employee hereby assigns all right, title and interest in and to such Intellectual Property to Company and its assigns. The Employee irrevocably assigns to the Company, in each case without additional consideration, all right, title, and interest throughout the world in and to these materials, including all intellectual property rights and unrestricted copyright. The Employee agrees to waive and not to assert any and all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like to all Intellectual Property. The Employee agrees to assist Company in every proper way to obtain for Company and enforce any rights in or to the Intellectual Property, including without limitation, execution of any documents that Company may reasonably request for use in obtaining or enforcing such rights. Should Company be unable to secure the Employee’s signature on any such document, due to their incapacity or any other cause, he hereby irrevocably designates and appoints Company and each of its duly authorized officers and agents as the Employee’s agent and attorney-in-fact for the sole limited purpose of doing all lawfully permitted acts to further the prosecution, issuance, and enforcement of any rights in or to the Intellectual Property with the same force and effect as if executed and delivered by him.

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d. Non-Solicitation of Business. During the Employment Period and for a period of one (1) year after the termination or expiration of this Agreement, regardless of who initiated the termination, the Employee will not, either alone or in association with others, directly or indirectly, solicit, interfere with, divert or take away or attempt to divert or take away the business or patronage of any customers, vendors, service providers or business partners, or the investment of any investors, of the Company who did any business with, engaged with or known to be invested with the Company during the Employment Period and who were personally served by, had knowledge or had contact with the Employee within a period of five (5) years prior to the termination or expiration of this Agreement, and continued in a relationship with the Company anytime during the twelve (12) months prior to the termination or expiration of this Agreement.

e. Non-Enticement of Personnel. During the Employment Period and for a period of one (1) year after the termination or expiration of this Agreement, regardless of who initiated the termination, the Employee shall not, directly or indirectly, as an individual or on behalf of any other person or entity, (i) solicit, induce or attempt to induce, any employee or independent contractor of the Company to terminate his employment or other engagement with the Company, or (ii) hire, recruit, or attempt to entice away from the Company or any customer, service provider, business partner, or investor of the Company any person employed by or providing services to the Company or any customer, service provider, business partner, or investor of the Company at any time during the Employment Period. The Employee shall not approach any such employees or persons providing services for any such prohibited purpose and shall not knowingly cooperate in any other person or entity’s efforts to do so.

f. Confidentiality. Subject to the exceptions set forth in clause 10(q) below, the Employee shall not at any time during the Employment Period or at any time thereafter, communicate, divulge, disclose, take, or use for himself or herself any information, knowledge, data, or materials that were disclosed or obtained by the Employee during the Employment Period (including, without limitation, any information and knowledge that was conceived, created, or developed by the Employee during the course of the Employee’s employment with the Company) which is related to the Business and is not already generally known in the Company’s trade by competitors, including all such information that constitutes Confidential Information or Intellectual Property. This restriction on confidential information disclosure and use shall apply to all Confidential Information. In the event the Employee is required by any legal proceedings to disclose confidential information, the Employee shall provide the Company with advance written notice thereof prior to any disclosure so that the Company may seek an appropriate protective order and/or waive compliance by the Employee with the provisions hereof. The Employee shall use reasonable efforts to cooperate with the Company, at the Company’s sole cost and expense, to seek a protective order or other appropriate remedy or limitation with respect to such disclosure. The Employee (a) shall use reasonable efforts to obtain assurance that confidential treatment will be accorded to that Confidential Information so required to be disclosed, and (b) may disclose, without liability hereunder, only such portion of the Confidential Information that is legally required to be disclosed.

g. Non-Competition. During the Employment Period and for a period of nine (9) months after the termination or expiration of this Agreement, regardless of who initiated the termination, in order to protect the Confidential Information, the Employee shall not, alone, or as an agent, employee, servant, officer, partner or investor of any other corporation or business, directly or indirectly, engage in employment or business activity, or accept a similar position or perform the same or similar responsibilities or services as performed for the Company for any business entity that is engaged in a business that is the same, or substantially similar to, the Business (i.e., a competitor).

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h. Consideration for the Restrictive Covenants. The Employee acknowledges that, prior to commencing the services hereunder, the Company advised that this engagement would be subject to restrictive covenants, including, but not limited to, non-competition and non-solicitation obligations, and that he voluntarily began providing services in anticipation of executing this Agreement. The Parties agree that the compensation payable under this Agreement and access to the Company’s Confidential Information, constitute valid, independent, and sufficient consideration for the restrictive covenants herein, and that such compensation and benefits were specifically negotiated in exchange for, and in reliance upon, the Employee’s agreement to be bound by these obligations, to which he was not otherwise legally entitled absent this Agreement.

i. Return of Company Materials. Upon request at any time during the Employment Period and without request at the time of the termination or expiration of this Agreement, without regard for who initiated the termination, the Employee agrees to promptly return (without retaining any copies, summaries, files or notes derived from source materials) all information and records regarding the Business, whether or not created by the Employee during the Employment Period including, but not limited to: all financial, sales and purchase data for the Business and the Company’s customers, all financial statements and projections, all marketing surveys and analyses, all strategic planning material, all data on the Company’s competitors, all customer information, all records regarding prospective customers of the Company, all documents regarding pending or threatened litigation involving the Company, all legal opinions, all personnel evaluations for the Company’s employees and outside vendors and contractors, all computer hardware and software, all price lists and formulas, all pricing quotations or proposals, all lists or compilations of customers and prospects, all promotional materials, all internal operating reports, all budgets and projections, all information related to the Company’s product development and intellectual property, all product designs, specifications, drawing, engineering, bills of material and other information, all corporate and equipment manuals and policies, all contracts with customers and suppliers, all supplier prices and quotations, all business correspondence, all catalogs and product samples, all sensitive customer information, all sales reports and invoices, and all tangible and intangible property owned by the Company.

j. Non-Assistance to Litigants. The Employee agrees that he will not aid, advise or otherwise assist any competitor or potential competitor of the Company, or any person or entity engaged in the same or similar line of business as the Company, current or prospective stockholder or other investor in the Company, litigant or potential litigant against the Company (each, a “Potential Adverse Party” and, for the avoidance of doubt, this defined term excludes any governmental or regulatory authority) in asserting, prosecuting, or defending any claim, or making any other demands, against the Company, or in taking any actions to influence the management or directors of the Company, and, further, the Employee shall promptly notify the Company if, at any time within the nine (9)-month period following the Employment Period, he is approached by any Potential Adverse Party to provide assistance concerning any such matters; provided, however, that the preceding language shall not limit the Employee’s ability to (i) make truthful statements or disclosures that are required by applicable law, regulation or legal process; (ii) request or receive confidential legal advice; (iii) cooperate, participate, or file charges with any federal, state or local government agency; (iv) report suspected violations of law; or (v) enforce this Agreement or any other agreement between the Employee and the Company.

k. Publicity. The Employee shall not make any public statement or announcement, or release or post any photo or video or other media, including on Employee’s website or social media, about this Agreement without Company’s prior written approval in each instance.

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l. Mutual Non-Disparagement. Subject to the exceptions set forth in clause 10(q) below, during the Employment Period and thereafter, the Company and Employee shall not knowingly, directly or indirectly, make negative comments or otherwise disparage the Employee or the Company, any of its affiliates, or any of their respective current or former officers, directors, employees, shareholders, agents or businesses in any manner likely to be harmful to them or their business reputations or personal reputations. The foregoing shall not be violated by truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including depositions in connection with such proceedings), provided that either party has given advance written notice to the other of any such legal process and makes only such truthful statements as are required by such legal process.

m. Employee’s Representations. The Employee represents and acknowledges that none of the activity restrictions set forth in this Section 10 will prevent the Employee from obtaining employment, cause undue hardship, cause a relocation, or adversely impact numerous other business and employment opportunities that are not affected by the existence of these restrictions. The Employee further acknowledges that the Employee believes the foregoing restrictions to be reasonable and necessary to protect the Company’s Confidential Information and its legitimate business interests. Any violation of the restrictions in this Section 10 can cause harm to the Company of an irreparable nature for which money damages alone will not suffice. The Employee agrees that the Employee will fully and promptly disclose to any person or entity with which the Employee becomes associated subsequent to the termination or expiration of this Agreement all of the restrictions on the Employee’s post-termination activities. The Company shall also have the right to disclose this Agreement to any business entity hiring or utilizing the services of the Employee subsequent to the termination or expiration of this Agreement.

n. Common Law and Trade Secrets. The Employee and the Company agree that nothing in this Agreement shall be construed to limit or negate the common law of torts or trade secrets where it provides the Company with broader protection than that provided herein.

o. Tolling. In the event of any violation of the provisions of this Section 10, the Employee acknowledges and agrees that the post-termination restrictions contained in this Section 10 shall be extended by a period of time equal to the period of such violation, it being the intention of the Parties hereto that the running of the applicable post-termination restriction period shall be tolled during any period of such violation.

p. Rights and Remedies upon Breach. The Employee acknowledges and agrees that any breach by the Employee of any of the provisions of this Section 10 (the “Restrictive Covenants”) would result in irreparable injury and damage for which money damages would not provide an adequate remedy. Therefore, if the Employee breaches, or threatens to commit a breach of, any of the provisions of the Restrictive Covenants, the Company and its affiliates shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company and its affiliates, under law or in equity (including, without limitation, the recovery of damages):

i. the right and remedy to have the Restrictive Covenants specifically enforced (without posting bond and without the need to prove damages) by any court of competent jurisdiction, including, without limitation, the right to an entry against the Employee of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants; and

ii. the right and remedy to require the Employee to account for and pay over to the Company or any of its affiliates all compensation, profits, monies, accruals, increments or other benefits (collectively, “Benefits”) derived or received by the Employee as the result of any transactions constituting a breach of the Restrictive Covenants, and the Employee shall account for and pay over such Benefits to the Company and, if applicable, its affected affiliates.

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iii. The Employee shall not seek to interfere with any intellectual property rights granted to the Company hereunder.

q. Protected Rights. Notwithstanding anything in this Agreement that could be construed to the contrary, nothing in this Agreement shall limit the ability of the Employee (or his attorney) to initiate communications directly with, respond to any inquiry from, volunteer information to, or provide testimony before the Securities and Exchange Commission, the Department of Justice, any regulatory or self-regulatory organization, or any other governmental, law enforcement, or regulatory authority, regarding this Agreement and its underlying facts and circumstances, or any reporting of, investigation into, or proceeding regarding suspected violations of law, and that, in each case, the Employee is not required to advise or seek permission from the Company before or after engaging in any such activity. The Employee further acknowledges that, in connection with any such activity described above, he must inform such authority of the confidential nature of any confidential information that he provides, and he is not permitted to disclose any information that is protected by the attorney-client privilege or any other privilege belonging to the Company, as the Company does not waive and intends to preserve such privileges. The Employee is hereby notified that, pursuant to federal law (the Defend Trade Secrets Act), an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is (i) made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law; or (ii) made in a complaint or other document filed in a lawsuit or other proceeding if such filing is made under seal. Further, nothing in this Agreement prohibits the Employee from testifying truthfully in an administrative, legislative or judicial proceeding when compelled by law or from providing documents pursuant to a court order, subpoena, or other compulsory legal process, provided that the Employee (unless prohibited by law) first provides the Company with prior notice of such legal compulsion to afford the Company an opportunity to seek a protective order preventing or limiting such disclosure. In addition, nothing in this Agreement prevents the Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that he has reason to believe is unlawful.

11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company’s successors and assigns and the Employee’s personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees. This Agreement shall not be assignable by the Employee, it being understood and agreed that this is a contract for the Employee’s personal services. This Agreement is assignable solely by the Company including any of its affiliates. When assigned to a successor, the assignee shall assume this Agreement and expressly agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of such an assignment and the Company shall be released of all obligations hereunder. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets that executes and delivers the assumption agreement described in the immediately preceding sentence or that becomes bound by this Agreement by operation of law. This Agreement is intended for the benefit of the Parties hereto and their respective successors and permitted assigns as provided in this Section 11 and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as otherwise set forth in this Agreement.

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12. Dispute Resolution.

a. Coverage. Except as otherwise expressly provided in this Agreement or by law, this Section 12 provides the exclusive method by which the Employee and the Company are required to resolve any and all disputes arising out of or related to the Employee’s employment with the Company or the termination of that employment, each of which is referred to as “Employment-Related Dispute,” including, but not limited to, disputes arising out of or related to any of the following subjects: (i) compensation or other terms or conditions of the Employee’s employment, (ii) this Agreement or the application or enforcement of any Company program or policy to the Employee, (iii) any disciplinary action or other adverse employment decision of the Company or any statement related to the Employee’s employment, performance or termination, (iv) any policy of the Company or any agreement between the Employee and the Company, (v) disputes over the legality or scope of any controversy or claim which arguably is or may be subject to this Section 12, (vi) claims arising out of or related to any current or future federal, state or local civil rights laws, fair employment laws, wage and hour laws, fair labor or employment standards laws, laws against discrimination, equal pay laws, wage and salary payment laws, plant or facility closing or layoff laws, laws in regard to employment benefits or protections, family and medical leave laws, and whistleblower laws, including by way of example, but not limited to, the federal Civil Rights Acts of 1866, 1871, 1964 and 1991, the Pregnancy Discrimination Act of 1978, the Age Discrimination in Employment Act of 1967, the Equal Pay Act of 1963, the Fair Labor Standards Act of 1938, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, and the Employee Retirement Income Security Act of 1978, as they have been or may be amended from time to time, or (vii) any other dispute arising out of or related to the Employee’s employment or the Employee’s termination.

b. Arbitration. The Parties agree that any Employment-Related Dispute shall be resolved solely and exclusively by final, binding and confidential arbitration in New York, New York, before a single arbitrator pursuant to the rules of the American Arbitration Association and such claims shall not be brought in court. Notwithstanding the foregoing, the following claims shall not be subject to this arbitration agreement: claims for workers’ compensation benefits, claims for unemployment insurance benefits, claims for temporary injunctive relief, and any claims that are not arbitrable pursuant to any statute, rule or regulation forbidding pre-dispute arbitration agreements with respect to such claims. The Parties further agree that, to the extent any such dispute, claim or cause of action arises, it must be brought in Employee’s individual capacity and not maintained on a class action, collective action, or representative action basis, that these same limits apply to the Company, and that the arbitrator is prohibited from presiding over class, collective or representative claims. Claims may not be joined or consolidated in arbitration with claims brought by other individuals, and no damages, penalties or other remedies may be sought or received on behalf of other individuals unless expressly agreed to in writing by all Parties. Each Party shall be responsible for their own legal and professional fees and expenses incurred during such dispute, except the Company shall pay any arbitration forum fees in accordance with the operative arbitration rules.

c. Litigation and Waiver of Jury Trial. To the extent applicable, each Party hereby consents to the jurisdiction of the state courts of, and the federal courts located in, New York, New York, and each Party waives the right to a trial by jury for any action, suit or proceeding brought to enforce this Agreement or an arbitration award rendered pursuant to this arbitration provision. The Parties further agree to waive any right that they have to a jury trial for any such claims asserted, and acknowledge that all such claims arising between them shall be tried to the court.

d. Severability. In the event that any court finds or holds any restriction contained in this Agreement, including the Restrictive Covenants, to be unreasonable, invalid, or unenforceable, then it is the express intent of the Parties that the court shall modify or amend the offending restriction or restrictions in any reasonable fashion so as to render it or them enforceable to the fullest extent possible under prevailing law. In the event that any restriction is deemed void and unenforceable and not suitable or capable of being so modified, then such restriction shall be severed. Each term and provision of this Agreement is and shall be construed as severable in whole or in part, and, if any provision or the application thereof to particular circumstances should be invalid, illegal, or unenforceable, then the remaining terms and provisions shall not be affected and shall remain fully enforceable. An adjudication or finding of invalidity or unenforceability for one jurisdiction of any particular provision shall not invalidate or void such provision in any other jurisdiction. It is the express intent of the Parties that all restrictions imposed by this Agreement be construed and applied to avoid legal nullities and with a view towards enforcement whenever possible.

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13. Miscellaneous.

a. Time of the Essence. Time is of the essence with respect to this Agreement. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day (i.e., a Saturday, Sunday or federal holiday), then such action may be taken or such right may be exercised on the next succeeding business day.

b. Entire Agreement. This Agreement constitutes the entire understanding or agreement between the Company and the Employee relating to the subject matter hereof and supersedes any prior understandings, agreements or representations. Other than the Indemnification Agreement entered into by the parties contemporaneously with this agreement, there are no other understandings or agreements, oral or written, which are not set forth herein. This Agreement may only be amended by a writing signed by the Company and the Employee.

c. Waiver. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Parties. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

d. Construction. In the event of a conflict or ambiguity created between the Company’s current personnel manual for all employees and this Agreement, it is agreed that this Agreement shall control. No policies, procedures, or statements of any nature by the Company shall modify this Agreement or be construed to create express or implied obligations to the Employee. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The Parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement or any amendments thereto. The word “including” shall be construed to include the words “without limitation.” In this Agreement, unless the context otherwise requires, references to the singular shall include the plural and vice versa. The word “Company” shall be construed to include the Company and its subsidiaries and affiliates, whether now existing or hereafter established.

e. Notices. All notices and other communications hereunder shall be in writing (including email transmission (in PDF format) or similar writing), and shall be deemed to have been duly given if delivered personally or if (i) delivered by mail, three (3) days after being sent by United States Certified Mail, postage prepaid, with return receipt requested or (ii) given by other means, when delivered to the Parties at their respective addresses set forth below (or to such other address as the recipient of such notice or communication shall have specified in writing to the other Party hereto, in accordance with this Section 13(e)).

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i.	If to the Company:

CEA Industries Inc. c/o HR Department

385 S. Pierce Avenue, Suite C

Louisville, CO 80027

ii.	If to the Employee:

Brent Miller

f. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

g. Cooperation in Future Matters. The Employee hereby agrees that following the Employee’s termination of employment, the Employee shall cooperate fully with the Company’s reasonable requests relating to matters that pertain to the Employee’s employment by the Company, including, without limitation, providing information, consultation, or turning over all relevant documents which are or may come into his possession as to such matters, participating in legal proceedings, investigations or audits on behalf of the Company or at the Company’s request without requiring service of a subpoena or other legal process, or otherwise making himself reasonably available to the Company for other related purposes, including, but not limited to interviews and factual investigations. Any such cooperation shall be performed at scheduled times taking into consideration the Employee’s other commitments. The Company agrees to reimburse Employee for reasonable out-of-pocket travel expenses incurred at the request of the Company under this Section 13(g), conditioned on Employee’s submission of appropriate receipts in accordance with Company policy.

h. Survival. Notwithstanding anything in this Agreement or elsewhere to the contrary, the provisions of Sections 9, 10, 12, and 13 shall survive the termination of the Employee’s employment or this Agreement.

i. Withholding. All payments and benefits under this Agreement are subject to withholding of all applicable taxes.

j. Code Section 409A. This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted and construed consistently with such intent. The payments to Employee pursuant to this Agreement are also intended to be exempt from Section 409A of the Code to the maximum extent possible, under either the separation pay exemption pursuant to Treasury regulation §1.409A-1(b)(9)(iii) or as short-term deferrals pursuant to Treasury regulation §1.409A-1(b)(4), and for such purposes, each payment to Employee under this Agreement shall be considered a separate payment. In the event the terms of this Agreement would subject Employee to taxes or penalties under Section 409A of the Code (“409A Penalties”), the Company and Employee shall cooperate diligently to amend the terms of the Agreement to avoid such 409A Penalties, to the extent possible. To the extent any amounts under this Agreement are payable by reference to Employee’s “termination of employment” such term and similar terms shall be deemed to refer to Employee’s “separation from service,” within the meaning of Section 409A of the Code. Notwithstanding any other provision in this Agreement, to the extent any payments made or contemplated hereunder constitute nonqualified deferred compensation, within the meaning of Section 409A, then (i) each such payment which is conditioned upon Employee’s execution of a release and which is to be paid or provided during a designated period that begins in one taxable year and ends in a second taxable year, shall be paid or provided in the later of the two taxable years and (ii) if Employee is a specified employee (within the meaning of Section 409A of the Code) as of the date of Employee’s separation from service, each such payment that is payable upon Employee’s separation from service and would have been paid prior to the six-month anniversary of Employee’s separation from service, shall be delayed until the earlier to occur of (A) the first day of the seventh month following Employee’s separation from service or (B) the date of Employee’s death. Any reimbursement payable to Employee pursuant to this Agreement shall be conditioned on the submission by Employee of all expense reports reasonably required by the Company under any applicable expense reimbursement policy, and shall be paid in no event later than the last day of the calendar year following the calendar year in which Employee incurred the reimbursable expense. Any amount of expenses eligible for reimbursement, or in-kind benefit provided, during a calendar year shall not affect the amount of expenses eligible for reimbursement, or in-kind benefit to be provided, during any other calendar year. The right to any reimbursement or in-kind benefit pursuant to this Agreement shall not be subject to liquidation or exchange for any other benefit.

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k. Section 280G Payments. Notwithstanding anything in this Agreement to the contrary, if the Employee is a “disqualified individual” (as defined in Section 280G(c) of the Code), and the payments and benefits provided for in this Agreement, together with any other payments and benefits which the Employee has the right to receive from the Company or any other person, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the payments and benefits provided for in this Agreement shall be either (a) reduced (but not below zero) so that the present value of such total amounts and benefits received by the Employee from the Company and/or such person(s) will be $1,000.00 less than three (3) times the Employee’s “base amount” (as defined in Section 280G(b)(3) of the Code) and so that no portion of such amounts and benefits received by the Employee shall be subject to the excise tax imposed by Section 4999 of the Code or (b) paid in full, whichever produces the better “net after-tax position” to the Employee (taking into account any applicable excise tax under Section 4999 of the Code and any other applicable taxes). The reduction of payments and benefits hereunder, if applicable, shall be made by reducing, first, payments or benefits to be paid in cash hereunder in the order in which such payment or benefit would be paid or provided (beginning with such payment or benefit that would be made last in time and continuing, to the extent necessary, through to such payment or benefit that would be made first in time) and, then, reducing any benefit to be provided in-kind hereunder in a similar order. The determination as to whether any such reduction in the amount of the payments and benefits provided hereunder is necessary shall be made applying principles, assumptions and procedures consistent with Section 280G of the Code by an accounting firm or law firm of national reputation that is selected for this purpose by the Company prior to the change in control; provided, however, that neither the Company’s outside auditor nor any person or entity performing services for the acquirer is permitted to provide such services (such permitted accounting firm or law firm being, the “280G Firm”). In order to assess whether payments under this Agreement or otherwise qualify as reasonable compensation that is exempt from being a parachute payment under Section 280G of the Code, the 280G Firm or the Company shall take into account the value of any services to be rendered by the Employee (including any non-competition or similar covenants) and may retain the services of an independent valuation expert to value such services. All determinations under this Section 6 shall be made by the 280G Firm and shall be binding on the Company and its successors.

l. No Conflict. Employee represents and warrants that Employee is not bound by any employment contract, restrictive covenant, or other restriction preventing Employee from carrying out Employee’s responsibilities for the Company, or which is in any way inconsistent with the terms of this Agreement. Employee further represents and warrants that Employee shall not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

m. Clawbacks. The payments to Employee pursuant to this Agreement are subject to forfeiture or recovery by the Company or other action pursuant to any clawback or recoupment policy applicable to all Company executive officers which the Company may adopt from time to time, including without limitation any such policy or provision that the Company has included in any of its existing compensation programs or plans or that it may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

n. Company Policies. Employee shall be subject to additional Company policies as they may exist from time-to-time, including policies with regard to stock ownership by senior executives and policies regarding trading of securities.

o. Execution and Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of this page intentionally left blank. Signature page follows.]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year written below.

EMPLOYEE		COMPANY

CEA Industries Inc.

By:	/s/ Brent Miller	By:	/s/ David Namdar
	Brent Miller		David Namdar

Date:	March 9, 2026	Date:	March 9, 2026

[Signature Page to Employment Agreement]

Exhibit A

Change in Control Definition Under the CEA Industries Inc. 2025 Equity Incentive Plan

A “Change in Control” shall mean:

(a) the acquisition by any Person (within the meaning of Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and including a “group” as defined in Section 13(d) thereof) of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (i) the value of the then outstanding equity securities of the Company (the “Outstanding Company Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section, the following acquisitions shall not constitute or result in a Change in Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company; (C) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (D) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any parent corporation (a “Parent”) or subsidiary corporation (a “Subsidiary”) (as defined in Sections 424(e) and 424(f) of the Code); or (E) any acquisition by any entity pursuant to a transaction which complies with clauses (1), (2) and (3) of Subsection (c) below; or

(b) During any period of two (2) consecutive years individuals who constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation of (i) a reorganization, merger, statutory share exchange, or consolidation or similar transaction involving (A) the Company or (B) any of its Subsidiaries, but in the case of this clause (B) only if equity securities of the Company are issued or issuable in connection with the transaction (each of the events referred to in this clause (i) being hereinafter referred to as a “Business Reorganization”), or (ii) a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity of another entity by the Company or any of its Subsidiaries (each an “Asset Sale”), in each case, unless, following such Business Reorganization or Asset Sale, (1) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Reorganization or Asset Sale beneficially own, directly or indirectly, more than fifty percent (50%) of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Reorganization or Asset Sale (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to such Business Reorganization or Asset Sale, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be (excluding any outstanding equity or voting securities of the Continuing Entity that such Beneficial Owners hold immediately following the consummation of the Business Reorganization or Asset Sale as a result of their ownership, prior to such consummation, of equity or voting securities of any company or other entity involved in or forming part of such Business Reorganization or Asset Sale other than the Company), (2) no Person (excluding any employee benefit plan (or related trust) of the Company or any Continuing Entity or any entity controlled by the Continuing Entity or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the value of the then outstanding equity securities of the Continuing Entity or the combined voting power of the then outstanding voting securities of the Continuing Entity except to the extent that such ownership existed prior to the Business Reorganization or Asset Sale, and (3) at least a majority of the members of the Board of Directors or other governing body of the Continuing Entity were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Reorganization or Asset Sale; or

(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

[Exhibit A]